Exhibit 10.17.11

TERMINATION OF GUARANTY

     On January 18, 2000, Bakers Footwear Group, Inc., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103, entered into a loan arrangement with Fleet Retail Finance Inc. now known as Fleet Retail Group, Inc.(the “Lender”), pursuant to which the Lender established a revolving line of credit in the Borrower’s favor in accordance with the terms of a Loan and Security Agreement of that date (the “Original Loan Agreement”). In connection with said Original Loan Agreement, the undersigned (the “Guarantor”) executed and delivered a Limited Guaranty of Collection (the “Guaranty”) of the Liabilities (as therein defined) of the Borrower to the Lender. The Original Loan Agreement was amended and restated in its entirety as of June 11, 2002 (as so amended and restated, the “Loan Agreement”) and at such time the Guarantor executed and delivered a Confirmation and Release of Guaranty Agreement.

     On the date hereof, the Borrower and the Lender shall enter into a certain Fifth Amendment (the “Fifth Amendment”) to the Loan Agreement pursuant to which the Borrower and Lender shall amend the terms and conditions of the Loan Agreement. In connection with the Fifth Amendment the Lender has agreed to release and terminate the Guaranty. Terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement.

     The Lender and the Guarantor hereby agrees as follows:

1. The Lender in consideration of the execution and delivery of the Fifth Amendment does hereby, for itself, its successors and assigns, terminate the Guaranty and release the Guarantor from the Guaranty.

2. The Guarantor hereby acknowledges and agrees that he has no offsets, defenses, or counterclaims against the Lender with respect to his obligations under the Guaranty or otherwise, and to the extent that the Guarantor has any such offsets, defenses, or counterclaims, the Guarantor hereby WAIVES and RELEASES the same.

3. This Letter Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

4. This Letter Agreement shall be construed, governed, and enforced pursuant to the internal laws of The Commonwealth of Massachusetts and shall take effect as sealed instrument.

/s/ Peter Edison PETER EDISON (“Guarantor”)

FLEET RETAIL GROUP INC. (“LENDER”)

By	/s/ James J. Ward

Name: James J. Ward
Title: Managing Director

ACCEPTED, ACKNOWLEDGED AND AGREED TO:

BAKERS FOOTWEAR GROUP, INC.,
(“Borrower”)

/s/ Lawrence L. Spanley, JR.

By:  Lawrence L. Spanley, JR.
Title:  Vice President — CFO
Date: September 1, 2004